  Exhibit 99.1
LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 927-3108 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Reports Third Quarter Results

Van Nuys, CA – May 21, 2020 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the third quarter and first nine months of fiscal 2020.

Third Quarter Results

Revenue for the three months ended March 31, 2020 decreased 4% to $8,501,000 compared to $8,838,000 for the third quarter of fiscal 2019. Manufacturing revenue decreased 19% to $2,519,000 compared to $3,097,000 last year, as customers’ uncertainties relating to the COVID-19 pandemic appear to have delayed certain orders. Testing services revenue decreased 6% to $3,741,000 from $3,989,000 for the same quarter last year, primarily reflecting the Malaysian government’s effort to reduce the spread of COVID-19 by restricting the transportation of workers. Distribution revenue increased 29% to $2,225,000 from $1,727,000 for the third quarter last year.

Reflecting lower revenue and unusually high labor costs in China due to the extension of the Lunar New Year holiday associated with the COVID-19 pandemic, gross margin decreased to $1,786,000, or 21% of revenue, for this year’s third quarter from $2,174,000, or 25% of revenue, for the third quarter a year ago.

Operating expenses increased 5% to $2,153,000 from $2,051,000 for the third quarter last year, primarily due to a one-time impairment charge of $139,000 on obsolete testing services equipment.

The loss from operations for the third quarter of fiscal 2020 was $367,000. This compares to an operating profit of $123,000 for the third quarter of fiscal 2019.

Net income attributable to Trio-Tech International Common Shareholders for the three months ended March 31, 2020 was $70,000, or $0.02 per diluted share, compared to $683,000, or $0.19 per diluted share, for the third quarter of fiscal 2019. Net income for the third quarter of 2020 benefitted from $263,000 in other income, which included financial assistance received from local governments in Singapore and China to mitigate the negative impact of the COVID-19 pandemic.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, "In response to the COVID-19 pandemic, we have implemented new operating procedures to enhance the safety of our employees and customers. Our Singapore and Malaysia operations have been classified as part of the global supply chain, but both are subject to social distancing requirements and manpower restriction that affect productivity and revenue. No one knows how long today’s stringent safety measures will last. Accordingly, we continue to closely monitor developments everywhere we operate, and will take additional precautionary steps if necessary to protect the interests of all Trio-Tech stakeholders and to protect the safety of our employees.”

Nine Months Results

For the first nine months of fiscal 2020 ended March 31, 2020, revenue decreased 5% to $27,286,000 compared to $28,573,000 for the same period last year. Manufacturing revenue declined 12% to $8,881,000 from $10,086,000, while testing services revenue declined 6% to $12,018,000 from $12,819,000. Distribution revenue increased 13% to $6,338,000 compared to $5,587,000 for the first nine months of fiscal 2019.

Overall gross margin for the first nine months of fiscal 2020 decreased 9% to $5,943,000, or 22% of revenue, from $6,533,000, or 23% of revenue, for the same period of fiscal 2019.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Reports Third Quarter and Nine Months Results
May 21, 2020
Page Two

Operating expenses increased 3% to $6,261,000 from $6,060,000 for last year’s first nine months, primarily the result of the impairment charge mentioned above. The operating loss for the first nine months of fiscal 2020 was $318,000, compared to an operating profit of $473,000 for the same period last year.

For the first nine months of fiscal 2020, other income increased to $1,576,000 from $655,000 for the first nine months of fiscal 2019. This increase was mainly due to a non-recurring gain on the sale of assets of $1,172,000 compared to $685,000 for the same period last year, coupled with the government grants mentioned above.

Net income attributable to Trio-Tech International Common Shareholders for the first nine months of fiscal 2020 was $769,000, or $0.21 per diluted share, compared to $1,096,000, or $0.29 per diluted share for the first nine months of fiscal 2019.

Shareholders' equity at March 31, 2020 was $24,867,000, or $6.77 per outstanding share, compared to $24,861,000, or $6.77 per outstanding share, at June 30, 2019. There were approximately 3,673,055 common shares outstanding at March 31, 2020.

About Trio-Tech

Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue	2020	2019	2020	2019

Manufacturing	$2,519	$3,097	$8,881	$10,086
Testing Services	3,741	3,989	12,018	12,819
Distribution	2,225	1,727	6,338	5,587
Real Estate	16	25	49	81

	8,501	8,838	27,286	28,573
Costs of Sales
Cost of manufactured products sold	1,851	2,303	6,789	7,806
Cost of testing services rendered	2,937	2,862	9,046	9,351
Cost of distribution	1,909	1,483	5,454	4,831
Cost of real estate	18	16	54	52

	6,715	6,664	21,343	22,040

Gross Margin	1,786	2,174	5,943	6,533

Operating Expenses:
General and administrative	1,754	1,742	5,319	5,223
Selling	181	246	547	580
Research and development	79	76	280	270
Impairment loss on long-lived assets	139	--	139	--
Gain on disposal of property, plant and equipment	--	(13)	(24)	(13)

Total operating expenses	2,153	2,051	6,261	6,060

(Loss) income from Operations	(367)	123	(318)	473

Other Income
Interest expense	(63)	(74)	(186)	(250)
Gain on sale of assets held for sale	--	685	1,172	685
Other income, net	440	128	590	220

Total other income	377	739	1,576	655

Income from Continuing Operations before Income Taxes	10	862	1,258	1,128

Income Tax Benefit (Expenses)	8	(209)	(112)	(159)

income from Continuing Operations
before Non-controlling Interest, net of tax	18	653	1,146	969

(Loss) income from Discontinued Operations, net of tax	(21)	2	(21)	(2)

NET (LOSS) INCOME	(3)	655	1,125	967

Less: Net (loss) income Attributable to Non-controlling Interest	(73)	(28)	356	(129)

Net Income Attributable to Trio-Tech International	70	683	769	1,096

Net Income Attributable to Trio-Tech International:
Income from Continuing Operations, net of tax	81	682	780	1,097
(Loss) Income from Discontinued Operations, net of tax	(11)	1	(11)	(1)

Net Income Attributable to Trio-Tech International	$70	$683	$769	$1,096

Basic Earnings per Share	$0.02	$0.19	$0.21	$0.30

Diluted Earnings per Share	$0.02	$0.19	$0.21	$0.29

Weighted Average Shares Outstanding - Basic	3,673	3,673	3,673	3,673
Weighted Average Shares Outstanding - Diluted	3,759	3,685	3,734	3,746

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Comprehensive (Loss) Income Attributable to Trio-Tech International:

Net (loss) income	$(3)	$655	$1,125	$967

Foreign Currency Translation, net of tax	(1,013)	401	(1,051)	(189)

Comprehensive (Loss) Income	(1,016)	1,056	74	778

Less: Comprehensive (Loss) Income
Attributable to Non-controlling Interest	(64)	1	376	(191)

Comprehensive (Loss) Income
Attributable to Trio-Tech International	$(952)	$1,055	$(302)	$969

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Mar. 31,	Jun. 30,
	2020	2019
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$4,370	$4,863
Short-term deposits	6,309	4,144
Trade accounts receivable, net	6,397	7,113
Other receivables	1,065	817
Inventories, net	2,226	2,427
Prepaid expenses and other current assets	267	287
Assets held for sale	--	89
Total current assets	20,634	19,740
Deferred tax assets	565	390
Investment properties, net	705	782
Property, plant and equipment, net	10,597	12,159
Operating lease right-of-use assets	1,073	--
Other assets	1,595	1,750
Restricted term deposits	1,627	1,706
Total non-current assets	16,162	16,787

TOTAL ASSETS	$36,796	$36,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$398	$187
Accounts payable	3,129	3,272
Accrued expenses	3,065	3,486
Income taxes payable	396	417
Current portion of bank loans payable	378	488
Current portion of finance leases	246	283
Current portion of operating leases	541	--
Total current liabilities	8,153	8,133

Bank loans payable, net of current portion	1,919	2,292
Finance leases, net of current portion	486	442
Operating leases, net of current portion	532	--
Deferred tax liabilities	375	327
Income taxes payable	430	439
Other non-current liabilities	34	33
Total non-current liabilities	3,776	3,533
TOTAL LIABILITIES	11,929	11,666

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,673,055
issued and outstanding at March 31, 2020 and June 30, 2019, respectively	11,424	11,424
Paid-in capital	3,357	3,305
Accumulated retained earnings	7,839	7,070
Accumulated other comprehensive gain-translation adjustments	796	1,867
Total Trio-Tech International shareholders' equity	23,416	23,666
Non-controlling interest	1,451	1,195
TOTAL EQUITY	24,867	24,861
TOTAL LIABILITIES AND EQUITY	$36,796	$36,527